EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Technology Service Group, Inc. on Form S-8 of our reports dated June 30, 1995 and June 6, 1996, appearing in the Registration Statement No. 33-80695 on Form S-1 of Technology Service Group, Inc., and in the Annual Report on Form 10-K of Technology Service Group, Inc. for the year ended March 29, 1996, respectively.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 26, 1996

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